EXHIBIT 99.1

IZEA Appoints Troy J. Vanke as Chief Financial Officer

Orlando, FL (February 6, 2019) - IZEA Worldwide, Inc. (NASDAQ: IZEA), operator of IZEAx®, the premier online marketplace connecting brands and publishers with influential content creators, announced the appointment of Troy J. Vanke as Chief Financial Officer, effective February 18, 2019. Mr. Vanke will serve on the IZEA Executive Leadership Team and will report directly to Ted Murphy, Chief Executive Officer of IZEA Worldwide.

Mr. Vanke previously served as the Chief Accounting Officer of Diamond Resorts International, a holding of private equity firm Apollo Global Management LLC, since January 2018. Prior to joining Diamond Resorts, Mr. Vanke served as the Chief Accounting Officer for both Caesars Acquisition Company and Caesars Interactive Entertainment since January 2014. He served as Vice President, Assistant Corporate Controller for Caesars Entertainment from August 2009 through January 2014.

“On behalf of the leadership team and our Board of Directors we are delighted to have Troy join team IZEA,” said Murphy. “Troy has an extensive background in M&A, finance, and business management, as well as roots in public company reporting and compliance. We expect to benefit from Troy’s operational experience at large global organizations that have been consolidators in their respective categories.”

In his most recent position, Mr. Vanke led a team of more than 250 professionals in multiple countries including Canada, Mexico, and the EU. While at Caesars he led the accounting team’s participation in multiple acquisitions of online game developers, with purchase consideration ranging from $3 million to over $100 million.

“IZEA is uniquely positioned to execute a consolidation strategy in the influencer marketing space,” commented Vanke. “I am inspired by the vision of the team, impressed with the technology platform, and eager to help propel IZEA forward.”

Prior to joining Caesars Entertainment, Mr. Vanke served as an Assistant Corporate Controller of Federal-Mogul Corporation in Southfield, Michigan and as a Senior Manager of External Audit with Ernst & Young LLP. Mr. Vanke holds an Undergraduate degree in both Accounting and Finance from Miami University in Oxford, Ohio and a Masters degree in Business Administration, with specializations in Finance and Labor & Human Resource Policy, from Case Western Reserve University.

About IZEA Worldwide, Inc.
IZEA Worldwide, Inc. (“IZEA”) operates online platforms that connect marketers with content creators. IZEA platforms automate influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA influencers include everyday creators as well as celebrities and accredited journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos, status updates, and illustrations for marketers or distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations concerning IZEA’s ability to increase its revenue and sales pipeline, expectations with respect to operational efficiency, and expectations concerning IZEA’s business strategy.

Forward-looking statements involve inherent risks and uncertainties, which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors, including, among others, the following: competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com